JESUP & LAMONT SECURITIES CORPORATION
                                650 FIFTH AVENUE
                            NEW YORK, NEW YORK 10019

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                           SELECTED DEALERS AGREEMENT

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           Dear Sirs:

           1. Registration under the Securities Act of 1933, as amended ("ACT"), of the 5,333,334 Units* of Pharmamatrix Acquisition Corporation ("COMPANY"), as more fully described in the Preliminary Prospectus, dated ________________, and in the final prospectus ("PROSPECTUS") which will be forwarded to you, will become effective in the near future. We, as the Underwriters, are offering certain of the Units for purchase by a selected group of dealers ("SELECTED DEALERS") on the terms and conditions stated herein.

Authorized Public Offering Price:                   $6.00 per Unit.

Dealers' Selling Concession: Not to exceed $0.25 per Unit payable upon termination of this Agreement, except as provided below. We reserve the right not to pay such concession on any of the
                                                    Units purchased by any of
                                                    the Selected Dealers from us
                                                    and repurchased by us at or
                                                    below the price stated above
                                                    prior to such termination.

Delivery and Payment:                               Delivery of the Units shall
                                                    be made on or about
                                                    ___________, 2005 or such
                                                    later date as we may advise
                                                    on not less than one day's
                                                    notice to you, at the office
                                                    of Jesup & Lamont Securities
                                                    Corporation, 650 Fifth
                                                    Avenue, New York, New York
                                                    10019 or at such other place
                                                    as we shall specify on not
                                                    less than one day's notice
                                                    to you. Payment for the
                                                    Units is to be made, against
                                                    delivery, at the authorized
                                                    public offering price stated
                                                    above, or, if we shall so
                                                    advise you, at the
                                                    authorized public offering
                                                    price less the dealers'
                                                    selling concession stated
                                                    above, by a certified or
                                                    official bank check in New
                                                    York Clearing House Funds
                                                    payable to the order of
                                                    Jesup & Lamont Securities
                                                    Corporation.

---------
* Plus the over-allotment option available to the Underwriters to purchase up to an additional 800,000 Units.


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Termination:                                        This Agreement shall
                                                    terminate at the close of
                                                    business on the 45th day
                                                    following the effective date
                                                    of the Registration
                                                    Statement (of which the
                                                    enclosed Prospectus forms a
                                                    part), unless extended at
                                                    our discretion for a period
                                                    or periods not to exceed in
                                                    the aggregate 30 additional
                                                    days. We may terminate this
                                                    Agreement, whether or not
                                                    extended, at any time
                                                    without notice.

           2. Any of the Units purchased by you hereunder are to be offered by you to the public at the public offering price, except as herein otherwise provided.

           3. You, by becoming a member of the Selected Dealers, agree (a) upon effectiveness of the Registration Statement and your receipt of the Prospectus, to take up and pay for the number of Units allotted and confirmed to you, (b) not to use any of the Units to reduce or cover any short position you may have and (c) to make available a copy of the Prospectus to all persons who on your behalf will solicit orders for the Units prior to the making of such solicitations by such persons. You are not authorized to give any information or to make any representations other than those contained in the Prospectus or any supplements or amendments thereto.

           4. As contemplated by Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, we agree to mail a copy of the Prospectus to any person making a written request therefor during the period referred to in the rules and regulations adopted under such Act, the mailing to be made to the address given in the request. You confirm that you have delivered all preliminary prospectuses and revised preliminary prospectuses, if any, required to be delivered under the provisions of Rule 15c2-8 and agree to deliver all copies of the Prospectus required to be delivered thereunder. We have heretofore delivered to you such preliminary prospectuses as have been required by you, receipt of which is hereby acknowledged, and will deliver such further prospectuses as may be requested by you.

           5. You agree that until termination of this Agreement you will not make purchases or sales of the Units except (a) pursuant to this Agreement, (b) pursuant to authorization received from us, or (c) in the ordinary course of business as broker or agent for a customer pursuant to any unsolicited order. You agree to advise us in writing of the aggregate number of persons to whom you sell Units.

           6. Additional copies of the Prospectus and any supplements or amendments thereto shall be supplied in reasonable quantity upon request.

           7. The Units are offered by us for delivery when, as and if sold to, and accepted by, us and subject to the terms herein and in the Prospectus or any supplements or amendments thereto, to our right to vary the concessions and terms of offering after their release for public sale, to approval of counsel as to legal matters and to withdrawal, cancellation or modification of the offer without notice.

           8. Upon written application to us, you shall be informed as to the jurisdictions under the securities or blue sky laws of which we believe the Units are eligible for sale, but we assume


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no responsibility as to such eligibility or the right of any member of the
Selected Dealers to sell any of the Units in any jurisdiction. We have caused to be filed a Further State Notice relating to such of the Units to be offered to the public in New York in the form required by, and pursuant to, the provisions of Article 23A of the General Business Law of the State of New York. Upon the completion of the public offering contemplated herein, each member of the Selected Dealers agrees to promptly furnish to us, upon our request, territorial distribution reports setting forth each jurisdiction in which sales of the Units were made by such member, the number of Units sold in such jurisdiction, and any further information as we may request, in order to permit us to file on a timely basis any report that we as the Underwriters of the offering or manager of the Selected Dealers may be required to file pursuant to the securities or blue sky laws of any jurisdiction we and you confused.

           9. You, by becoming a member of the Selected Dealers, represent that you are actually engaged in the investment banking or securities business and that you are (a) a member in good standing of the NASD and will comply with NASD Conduct Rule 2740, or (b) a foreign dealer or institution that is not eligible for membership in the NASD and that has agreed (i) not to sell Units within the United States of America, its territories or possessions or to persons who are citizens thereof or residents therein; (ii) that any and all sales shall be in compliance with Rule 2110-01 of the NASD's Conduct Rules; (iii) to comply, as though it were a member of the NASD, with Rules 2730, 2740 and 2750 of the NASD's Conduct Rules, and to comply with Rule 2420 thereof as that Rule applies to a non-member broker or dealer in a foreign country.

           10. Nothing herein shall constitute any members of the Selected Dealers partners with us or with each other, but you agree, notwithstanding any prior settlement of accounts or termination of this Agreement, to bear your proper proportion of any tax or other liability based upon the claim that the Selected Dealers constitute a partnership, association, unincorporated business or other separate entity and a like share of any expenses of resisting any such claim.

           11. Jesup & Lamont Securities Corporation shall be the Managing Underwriter of the offering and manager of the Selected Dealers and shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or the Selected Dealers or any members of them. Except as expressly stated herein, or as may arise under the Act, we shall be under no liability to any member of the Selected Dealers as such for, or in respect of (i) the validity or value of the Units (ii) the form of, or the statements contained in, the Prospectus, the Registration Statement of which the Prospectus forms a part, any supplements or amendments to the Prospectus or such Registration Statement, any preliminary prospectus, any instruments executed by, or obtained or any supplemental sales data or other letters from, the Company, or others, (iii) the form or validity of the Underwriting Agreement or this Agreement, (iv) the eligibility of any of the Units for sale under the laws of any jurisdiction, (v) the delivery of the Units, (vi) the performance by the Company, or others of any agreement on its or their part, or (vii) any matter in connection with any of the foregoing, except our own want of good faith.

           12. If for federal income tax purposes the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership, then we elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and we agree not to take any position inconsistent with such selection. We


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authorize you, in your discretion, to execute and file on our behalf such evidence of such election as may be required by the Internal Revenue Service.

           13. All communications from you shall be addressed to Jesup & Lamont Securities Corporation at 650 Fifth Avenue, New York, New York 10019, Attention:
Stephen DeGroat. Any notice from us to you shall be deemed to have been fully authorized by the Underwriters and to have been duly given if mailed, telegraphed or sent by confirmed facsimile transmittal to you at the address to which this letter is mailed. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to conflict of laws. Time is of the essence in this Agreement.

           If you desire to become a member of the Selected Dealers, please advise us to that effect immediately by facsimile transmission and sign and return to us the enclosed counterpart of this letter.

                                          Very truly yours,

                                          JESUP & LAMONT SECURITIES CORPORATION

                                          -------------------------------
                                          By:
                                          Title:

           We accept membership in the Selected Dealers on the terms specified above.

                                          Dated:    _____________, 2005



                                          [SELECTED DEALER]


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                                          By:
                                          Title: